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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):      January 20, 1999


                             CommNet Cellular Inc.
             (Exact name of registrant as specified in its charter)

 Colorado                        000-15056       84-0924904
 (State or other jurisdiction    (Commission     (IRS Employer
 of incorporation)               File Number)    Identification No.)


 CommNet Cellular Inc.
 8350 E. Crescent Parkway, Suite 400
 Englewood, Colorado                             80111
 (Address of principal executive offices)        (Zip Code)

 Registrant's telephone number, including area code:  (303)-694-3234
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Item 5.    Other Events

     On January 20, 1999 Glenn H. Hutchins resigned as a director of CommNet Cellular Inc. (the "Company"). Mr. Hutchins stated no reason for his resignation. Therefore, he will not be available to serve as a director of the Company and shares voted for him in accordance with the Proxy Statement mailed to stockholders on January 14, 1999 will not be effective to elect Mr. Hutchins as a director of the Company at the Annual Meeting of Stockholders to be held on Thursday, February 25, 1999, at 9:00 A.M., local time, at the Hyatt Regency Tech Center, Englewood, Colorado, 80111.

     The Board of Directors of the Company intends to fill the vacancy created by Mr. Hutchins' resignation in accordance with the by-laws of the Company as soon as a suitable candidate is found. If the vacancy is filled by the Board of Directors on or prior to the date of the Annual Meeting of Stockholders, then shares for which a proxy has been given to Arnold C. Pohs and Daniel P. Dwyer will be voted for the person who fills the vacancy. If the vacancy is filled after the date of the Annual Meeting, the person filling the vacancy will serve until the next annual meeting of shareholders in accordance with the by-laws of the Company.


Item 7.    Financial Statements and Exhibits.

           The following exhibit is filed with this report which was referred to in the Form 8-K dated September 18, 1997:

           99.1 Credit Agreement dated as of September 18, 1997 by and among CommNet Cellular Inc., Cellular, Inc. Financial Corporation, The Chase Manhattan Bank as administrative agent and collateral agent, Chase Manhattan Bank Delaware as fronting bank, and the other lenders named therein.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CommNet Cellular Inc.



Date:  February 16, 1999                      By:  \s\ Daniel P. Dwyer
                                                   -------------------

                                                   Daniel P. Dwyer
                                                   President and
                                                   Chief Operating Officer

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